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                                                                    EXHIBIT 21.1

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SUBSIDIARIES OF REGISTRANT                                                      STATE/COUNTRY OF INCORPORATION
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Bouhot & LeGendre, S.A.                                                         France
Computer & Communications Group, Inc. (d.b.a. Datapro Information Services)     New Jersey
Dataquest (Korea), Inc.                                                         Delaware
Dataquest Asia Pacific Limited                                                  Hong Kong
Dataquest Australia Pty. Ltd.                                                   Australia
Dataquest Research (Thailand) Limited                                           Thailand
Dataquest Taiwan, Limited                                                       Taiwan
Dataquest, Inc.                                                                 California
Decision Drivers, Inc.                                                          Delaware
DQ Research Pte. Ltd.                                                           Singapore
G.G. Canada, Inc.                                                               Delaware
G.G. Credit, Inc.                                                               Delaware
G.G. Global Holding, Inc.                                                       Delaware
G.G. Investment Management, Inc.                                                Delaware
G.G. Properties, Inc.                                                           Delaware
G.G. West Corporation                                                           Delaware
Gartner Credit Corporation                                                      Delaware
Gartner Enterprises, Ltd.                                                       Delaware
Gartner Group Asia, Inc.                                                        Delaware
Gartner Group Canada, Inc.                                                      Canada
Gartner Group Europe Holdings B.V.                                              The Netherlands
Gartner Group Europe, Inc.                                                      Delaware
Gartner Group France S.A.R.L.                                                   France
Gartner Group FSC, Inc.                                                         Virgin Islands
Gartner Group Italia S.r.l.                                                     Italy
Gartner Group Japan KK                                                          Japan
Gartner Group Learning, Inc.                                                    Minnesota
Gartner Group Learning (Europe), Ltd.                                           Ireland
Gartner Group Nederland B.V.                                                    The Netherlands
Gartner Group Norge A/S                                                         Norway
Gartner Group Pacific Pty Limited                                               Australia
Gartner Group Sales, Inc.                                                       Delaware
Gartner Group Scandinavia A/S                                                   Denmark
Gartner Group Sverige AB                                                        Sweden
Gartner Group Switzerland AG                                                    Switzerland
Gartner Group UK Ltd.                                                           United Kingdom
Gartner Group, GmbH                                                             Germany
GG Hong Kong, Inc.                                                              Delaware
J3 Learning Limited                                                             United Kingdom
Mindware Training Technologies, Ltd.                                            Ireland
New Science Associates, Ltd.                                                    United Kingdom
New Science Limited                                                             United Kingdom
Nomos Ricerca S.r.l.                                                            Italy
Nomos Ricerca Services S.r.l.                                                   Italy
Nomos Ricerca Telecomunicazioni S.r.l.                                          Italy
View Acquisition Company                                                        Delaware
3010092 Nova Scotia Company                                                     Canada
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